Exhibit 99.1

TRANSOCEAN ACQUIRES INTEREST IN HARSH ENVIRONMENT NEWBUILD SEMISUBMERSIBLE

STEINHAUSEN, Switzerland—May 9, 2018—Transocean Ltd. (NYSE: RIG) announced today that, through a joint venture with funds managed and/or advised by Hayfin Capital Management LLP (“Hayfin”), it has purchased a 33.3% interest in the West Rigel, a newbuild harsh environment semisubmersible. The total purchase price for the rig, built by Sembcorp Marine Ltd.’s (“Sembcorp”) Jurong Shipyard Pte Ltd, is $500 million.

Transocean has initially invested $83 million in the joint venture with an additional investment of $83 million to be made at a later date in accordance with the terms of the joint venture arrangements with Hayfin. Transocean has also invested $8 million for working capital, which includes upgrades and activation cost with additional amounts to be later funded. The rig is expected to be delivered in the fourth quarter of 2018, and available for charter in the first quarter of 2019.

The rig, renamed the Transocean Norge, is a Moss Maritime CS60 design harsh environment semisubmersible and is considered to be among the most capable newbuild semisubmersibles in the world. Transocean possesses the exclusive right to market and operate the Transocean Norge, and will immediately begin engagement with customers.

Transocean’s President and Chief Executive Officer Jeremy Thigpen remarked: “Our interest in the Transocean Norge, along with the recent acquisition of Songa Offshore, underscores our commitment to high-grading our fleet in a financially prudent manner to provide our customers with the drilling assets and expertise they seek for projects in harsh environment and ultra-deepwater environments.” Mr. Thigpen continued: “Given the strong demand and improving utilization and dayrates for this class of rig, we expect to secure work for the Transocean Norge in the near future.”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 47 mobile offshore drilling units consisting of 27 ultra-deepwater floaters, 12 harsh environment floaters, two deepwater floaters and six midwater floaters. In addition, Transocean is constructing two ultra-deepwater drillships; and one harsh environment semisubmersible that the company has a one-third interest. The company also operates one high-specification jackup that was under a drilling contract when the rig was sold, and the company will continue to operate the jackup until completion or novation of the drilling contract.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company's newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the expected benefits from the acquisition of Songa Offshore SE ("Songa"), the ability to successfully integrate the Transocean and Songa businesses and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2017, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company's website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contacts:

Bradley Alexander

+1 713‑232‑7515

Diane Vento

+1 713‑232‑8015

Media Contact:

Pam Easton

+1 713‑232‑7647